21

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI	48236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SGA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2022, Saga Communications, Inc. (the “Company” or “Saga”) issued a press release announcing that its search for a new President and Chief Executive Officer has concluded. In connection therewith, the Board announced the following actions.

Appointment of President, Chief Executive Officer and Director Christopher Forgy

On November 16, 2022, the Company issued a press release announcing the promotion of Christopher Forgy (age 62) to the position of President and Chief Executive Officer of the Company. This position became vacant following the passing of Edward K. Christian, the Company’s former President, Chief Executive Officer and Chairman of the Board, on Friday, August 19, 2022. Mr. Forgy will assume this new position effective December 7, 2022. Currently, Mr. Forgy serves as the Company’s Senior Vice President of Operations. Mr. Forgy received unanimous Board approval to serve as the Company’s next President and Chief Executive Officer.

Mr. Forgy joined the Company in 1995 and served as Director of Sales for the Company’s radio stations in Columbus, Ohio until 2006. He left Saga from 2006 to 2011 to serve as General Manager of radio clusters for other broadcast companies. Mr. Forgy rejoined Saga as President and General Manager of the Columbus market where he served until being promoted to the position of Senior Vice President of Operations in May 2018.

In addition, Section 6.02 of the Company’s bylaws require that the President of the Company must also serve on the Board. Consequently, effective December 7, 2022, Mr. Forgy will also be appointed as a director of the Company to fill the Board vacancy created by Mr. Christian’s passing. Mr. Forgy is not expected to be named to any committees of the Board.

In connection with his promotion, Mr. Forgy entered into an Employment Agreement (the “Agreement”) with the Company which is attached hereto as Exhibit 10.1. The Agreement has a three-year term, with an optional two-year renewal term, and provides for the following compensatory benefits:

●	Mr. Forgy will be paid a base salary of $670,000 in the first year of employment, $697,000 in the second year of employment and $725,000 in the third year of employment. If Mr. Forgy and the Company mutually agree to renew his employment for an additional two years, Mr. Forgy will be paid a base salary of $753,000 in the fourth year of employment and $783,000 in the fifth year of employment.

●	Mr. Forgy will be eligible for an annual bonus (“Annual Bonus”) subject to performance criteria determined by the Company’s Compensation Committee pursuant to the Chief Executive Officer Annual Incentive Plan. At the direction of the Compensation Committee, once Mr. Forgy meets the annual minimum performance goals established by the Compensation Committee, and if an Annual Bonus is issued, then the amount of the Annual Bonus will be a minimum of 35% and maximum of 100% of Mr. Forgy’s base salary for the fiscal year.

●	In lieu of an Annual Bonus, the Board may instead grant a discretionary bonus in the case of a financial, national or global occurrence, or a generally rough year (“Discretionary Bonus”). If a Discretionary Bonus is to be paid for the 2022 fiscal year, the amount of the Discretionary Bonus will be set at a minimum of $50,000.

●	In each year that the Compensation Committee makes equity awards to officers of the Company, Mr. Forgy will receive a grant of restricted stock under the Company’s Second Amended and Restated 2005 Incentive Compensation Plan, as amended from time to time (the “Plan”), in accordance with the provisions of the Plan that apply to the Chief Executive Officer.

●	If Mr. Forgy consents to a two-year renewal term but the Company does not, Mr. Forgy will be entitled to immediate and full vesting of any unvested shares of restricted stock, 1.5 times his previous year’s annual cash compensation, and 18 months of COBRA insurance coverage for both Mr. Forgy and his spouse.

●	If Mr. Forgy’s employment is terminated without cause or by Mr. Forgy for good reason, he will be entitled to severance equal to his base salary for the longer of 18 months or the remainder of current term of employment to be paid in equal installments over the severance period, any earned but unpaid base salary, any awarded but unpaid bonus, immediate and full vesting of any unvested shares of restricted stock, and 18 months of COBRA insurance coverage for both Mr. Forgy and his spouse.

●	Mr. Forgy will be eligible to continue participating in all employee benefit plans, programs and practices maintained by the Company for its similarly situated employees generally in accordance with the terms of such plans, programs and practices as in effect from time to time. Such plans include the Executive Medical Reimbursement Plan, the Company’s 401(k) plan, the Company’s Non-Qualified Deferred Compensation Plan, group term life insurance and medical, dental and vision insurance. In addition, the Company will provide Mr. Forgy with the use of an automobile furnished by the Company, including payment of all expenses related to the maintenance and operation of such vehicle. The Company will also cover the cost of a non-golf country club membership for Mr. Forgy, including an initiation fee of up to $10,000 and monthly dues paid by the Company.

●	The Company will provide Mr. Forgy with a split dollar life insurance agreement with premiums payable by the Company of $10,000 per year, subject to Mr. Forgy’s qualification for life insurance coverage.

●	Mr. Forgy will be eligible for paid time off including, but not limited to, five weeks of vacation to accrue and roll over for up to 18 months if not used year to year.

The foregoing description of the Agreement is qualified in its entirety by reference to the agreement attached hereto as Exhibit 10.1.

There are no arrangements or understandings between Mr. Forgy and any other persons pursuant to which Mr. Forgy was selected as President, Chief Executive Officer and a director of the Company. There are no family relationships between Mr. Forgy and any of the Company’s directors or executive officers. Mr. Forgy has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Act.

Warren S. Lada Concludes Service as Interim President and Chief Executive Officer

Warren S. Lada has been serving as Interim President and Chief Executive Officer of the Company since August 21, 2022. Mr. Lada was appointed to this role following the passing of Mr. Christian in August 2022. Now that the Board’s formal search for a permanent successor to Mr. Christian has concluded, Mr. Lada will be stepping down as Interim President and Chief Executive Officer after December 6, 2022. However, Mr. Lada will continue to serve as a member of the Company’s Board, which he joined in May 2018 after serving as Chief Operating Officer of the Company from March 2016 to June 30, 2018.

Appointment of Senior Vice President of Operations Wayne Leland

On November 16, 2022, the Company also issued a press release announcing its promotion of Wayne Leland (age 58) to the position of Senior Vice President of Operations that will soon be vacated by Mr. Forgy. Mr. Leland will assume this new position effective January 3, 2023. Currently, Mr. Leland serves as the Company’s President and General Manager in our Norfolk, Virginia market. Mr. Leland has been in the broadcasting industry since 1986 and joined the Company in his current role in July 2011.

In connection with his promotion, Mr. Leland entered into a Letter of Employment, a copy of which is attached hereto as Exhibit 10.2, setting forth Mr. Leland’s annual base salary of $300,000. Mr. Leland is also eligible for an annual discretionary bonus of up to $35,000, as determined by the Company’s Compensation Committee. In addition, Mr. Leland, as an executive officer, is eligible, as a participant in the Plan, to receive grants of awards, as determined in the discretion of the Company’s Compensation Committee, pursuant to the terms of the Plan. In addition to continued participation in the Company’s benefit plans for 401(k) retirement savings, health insurance, life insurance and disability insurance, Mr. Leland will also be able to participate in the Non-Qualified Deferred Compensation (“Rabbi Trust”) Plan

upon meeting eligibility requirements. The foregoing description of the Letter of Employment is qualified in its entirety by reference to the letter attached hereto as Exhibit 10.2. There are no arrangements or understandings between Mr. Leland and any other persons pursuant to which Mr. Leland was selected as Senior Vice President of Operations of the Company. There are no family relationships between Mr. Leland and any of the Company’s directors or executive officers. Mr. Leland has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Act.

The full text of the press release announcing Mr. Forgy’s and Mr. Leland’s promotions is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement of Christopher Forgy dated as of November 16, 2022.
10.2	Letter of Employment of Wayne Leland dated as of November 16, 2022.
99.1	Press Release dated November 16, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

INDEX OF EXHIBITS

Exhibit No.	Description
10.1	Employment Agreement of Christopher Forgy dated as of November 16, 2022.
10.2	Letter of Employment of Wayne Leland dated as of November 16, 2022.
99.1	Press Release dated November 16, 2022.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ugust
SAGA COMMUNICATIONS, INC.

Dated: November 16, 2022	By:	/s/ Samuel D. Bush
Samuel D. Bush
Senior Vice President and Chief
Financial Officer